DEPARTMENT OF CONSUMER AND BUSINESS SERVICES
DIVISION OF FINANCE AND CORPORATE SECURITIES
SECURITIES SECTION
BEFORE THE DIRECTOR OF THE DEPARTMENT OF CONSUMER AND BUSINESS SERVICES

In the Matter of:	**No. A-02-0005**
CAFFE' DIVA GROUP, LTD, VISTA CONSULTING, NEW ENGLAND INTERNATIONAL SURETY, RONALD DAVIS, and STEVE BOLEN,	**FINAL ORDER TO CEASE AND DESIST, DENYING EXEMPTIONS, AND ASSESSING CIVIL PENALTIES AS TO CAFFE' DIVA GROUP, LTD, NEW ENGLAND INTERNATIONAL SURETY, and RONALD DAVIS**
Respondents.	"Certified to be a true and correct copy of the original" [signature] 7-29-02

On June 26, 2002 the Director of the Department of Consumer and Business Services for the State of Oregon (hereafter the "Director"), acting by and pursuant to the authority of Oregon Securities Law, Chapter 59 of the Oregon Revised Statutes, and other applicable authority, issued Administrative Order No. A-02-0005 to **CEASE AND DESIST, DENYING EXEMPTIONS, AND ASSESSING CIVIL PENALTIES AND NOTICE OF RIGHT TO CONTESTED CASE HEARING** (hereafter "the Order") against Respondents **CAFFE' DIVA GROUP, LTD, NEW ENGLAND INTERNATIONAL SURETY,** and **RONALD DAVIS**.

On June 27, 2002 Respondent **CAFFE DIVA GROUP, LTD** was duly served with a true copy of the Order and Notice by United States Mail, postage prepaid, and addressed to Respondent **CAFFE DIVA GROUP, LTD.** at the following last known address: 40 Main Street, Los Altos, California 94022. This mailing was returned to sender, marked "Forwarding Order Expired."

On June 27, 2002 Respondent **CAFFE' DIVA GROUP, LTD** was duly served with a true copy of the Order and Notice by certified United States Mail (Item #7000 1670 0010 4289 2898), postage prepaid, and addressed to Respondent **CAFFE' DIVA GROUP, LTD.** at the following last known address: 40 Main Street, Los Altos, California 94022.. On July 19, 2002 the United States Post Office delivered this mailing, which was signed for by "Amy Gambera." .

Division of Finance and Corporate Securities
Labor and Industries Building
350 Winter Street NE, Suite 410
Salem, OR 97301-3881
Telephone: (503) 378-4387

On June 27, 2002 Respondent **NEW ENGLAND INTERNATIONAL SURETY** was duly served with a true copy of the Order and Notice by United States Mail, postage prepaid, and addressed to Respondent **NEW ENGLAND INTERNATIONAL SURETY** at the following last known address: 7 Rue des Alpes, Geneva Switzerland. This mailing was not returned.

On June 27, 2002 Respondent **NEW ENGLAND INTERNATIONAL SURETY** was duly served with a true copy of the Order and Notice by recorded United States Mail, restricted delivery (Item #AA 054 561 508 US), postage prepaid, and addressed to Respondent **NEW ENGLAND INTERNATIONAL SURETY** at the following last known address: 7 Rue des Alpes, Geneva Switzerland The mailing was returned, marked "Retour a l'expediteur destinataire EN FAILLITE."

On June 27, 2002 Respondent **RONALD DAVIS** was duly served with a true copy of the Order and Notice by United States Mail, postage prepaid, and addressed to Respondent **RONALD DAVIS** at the following last known address: 9590 SW Wilshire Street, Portland, Oregon 97225. This mailing was not returned.

On June 27, 2002 Respondent **RONALD DAVIS** was duly served with a true copy of the Order and Notice by certified United States Mail (Item #7000 1670 0010 4289 2904), postage prepaid, and addressed to Respondent **RONALD DAVIS**. at the following last known address: 9590 SW Wilshire Street, Portland, Oregon 97225. On June 29, 2002 the United States Post Office delivered this mailing, which was signed for by "Ronald Davis."

Respondents **CAFFE' DIVA GROUP, LTD, NEW ENGLAND INTERNATIONAL SURETY,** and **RONALD DAVIS** have not made a written request for a contested case hearing in this matter and the time to do so has expired.

NOW THEREFORE, after consideration of the Investigation Report and accompanying exhibits submitted in this matter by David T. Weiss, Securities Enforcement Officer, the Director hereby issues the following Findings of Fact, Conclusions of Law, and Final Order:

Division of Finance and Corporate Securities
Labor and Industries Building
350 Winter Street NE, Suite 410
Salem, OR 97301-3881
Telephone: (503) 378-4387

FINDINGS OF FACT

The Director **FINDS** that:

1. Respondent **CAFFE' DIVA** was, at all times material herein, a for profit corporation organized under the laws of the State of Oregon. Caffe' Diva Group, Ltd's last known address is 40 Main Street, Los Altos, California 94022.

2. Respondent **VISTA CONSULTING** was, at all times material herein, an assumed business name registered in the State of California. Vista Consulting's last known address is 17176 Escalon Dr. #400, Encino, California 91436.

3. Respondent **NEW ENGLAND INTERNATIONAL SURETY** was, on information and belief, at all times material herein, a foreign corporation organized under the laws of Panama. New England International Surety's last known address is 7 Rue des Alpes, Geneva, Switzerland.

4. Respondent **RONALD DAVIS** was, at all times material herein, the President and Chief Executive Officer of Caffe' Diva Group, Ltd. His last known address is 9590 SW Wilshire Street, Portland, Oregon 97225.

5. Respondent **STEVE BOLEN** was, at all times material herein, the Proprietor of Vista Consulting. His last known address is 17176 Escalon Dr. #400, Encino, California 91436.

6. Respondent **CAFFE' DIVA** did, at all times material herein, conduct business in and from the State of Oregon; specifically, its headquarters were located at 15688 SW 72 Avenue, Portland, Oregon 97224.

7. Caffe' Diva operated mostly drive thru kiosks selling premium coffee and related items on a retail basis. The chain began with one small store in Eugene, Oregon in 1995, and by mid 2000 had 46 stores in Oregon, Washington, Idaho, California, Arizona, and Texas operating

Division of Finance and Corporate Securities
Labor and Industries Building
350 Winter Street NE, Suite 410
Salem, OR 97301-3881
Telephone: (503) 378-4387

under the names Caffe' Diva, Latte' Express, Bagel Basket (non drive thru), Marsee Baking (non drive thru), Cowboy Espresso, Olympic Coffee, and Human Bean.

8. Davis was CEO of Caffe' Diva from June, 1996 until September, 2000. Davis holds both a BS and an MBA from the University of Southern California and has worked for Goldman Sachs, where he acquired a general securities license after passing NYSE examinations. After his tenure at Caffe' Diva concluded, Davis taught a graduate level course at Portland State University entitled "New Venture Creation."

9. Vista Consulting was a California firm that initiated and coordinated promissory note programs for many companies, including Caffe' Diva. In return for hefty fees, Vista would retain and compensate sales agents (almost all independent insurance agents) across the United States that sold notes issued by these corporations to members of the public. In essence, Vista Consulting acted as a marketing company, although it went a step further by preparing the actual notes for issuance and arranging for the promissory notes to have a guarantor.

10. Steve Bolen was the proprietor of Vista Consulting, an assumed business name registered in the State of California.

11. New England International Surety was a Geneva, Switzerland based surety firm that was purportedly chartered in Panama but has never been licensed to do business in the United States. In exchange for a share of Vista Consulting's fees (five percent of each note sold), New England International Surety issued "guarantee certificates" for all promissory notes sold by Caffe' Diva, as well as all the other companies in the Vista Consulting "portfolio."

12. Hendrik Reinstra was the President of New England International Surety. Reinstra was indicted by a Texas grand jury on several counts of securities fraud, and was being sought by the Federal Bureau of Investigation up until the time of his death.

13. Ronald Davis wanted Caffe' Diva to grow rapidly. While Caffe' Diva's store operations were profitable, it was not possible for Davis' large scale expansion plans to be funded internally.

Division of Finance and Corporate Securities
Labor and Industries Building
350 Winter Street NE, Suite 410
Salem, OR 97301-3881
Telephone: (503) 378-4387

14. Caffe' Diva obtained funds from a variety of sources, including $100,000.00 from a Small Business Administration loan and $987,000.00 from the sale of common shares in a Small Corporate Offering Registration (SCOR) approved by the Oregon Division of Finance and Corporate Securities. However, Caffe' Diva required significant sums of money if it was going to expand and become a strong regional chain, and full scale bank financing proved to be elusive.

15. When Caffe' Diva had about a dozen stores, a series of consultants and venture capitalists led Davis to believe that Caffe' Diva needed $5,000,000.00 to build a strong presence up and down the I-5 corridor.

16. Caffe' Diva retained a Tampa Bay, Florida firm that specialized in advising rapidly growing businesses and assisting them in acquiring institutional funding (Gordon Tunstall, Inc). The firm prepared a detailed report for Caffe' Diva management describing where additional stores should be located or acquired and how funds could best be allocated.

17. Davis formally committed to a series of acquisitions, leases, and store build outs that would be very costly without tangible proof that funding would come through by any specific date. (Tunstall purportedly advised Davis to obtain a short term loan to tide the company over.)

18. Steve Bolen of Vista Consulting contacted Davis in the summer of 1998, asserting that his California venture capital firm could commit to raising $5,000,000 in the form of nine month corporate promissory notes sold to investors. Between the significant fees, charges, and mandatory monthly consulting hours and the 11.37% interest rate Caffe' Diva could expect to see only around fifty cents of each dollar raised by Vista Consulting. Ronald Davis saw this infusion as a necessary "band aid" until institutional funds were acquired, at which point the promissory note was to be paid off in full by Caffe' Diva. Vista Consulting and Caffe' Diva signed an agreement in August, 1998.

19. Ronald Davis did no substantive due diligence on the firm

Division of Finance and Corporate Securities
Labor and Industries Building
350 Winter Street NE, Suite 410
Salem, OR 97301-3881
Telephone: (503) 378-4387

he was borrowing $5,000,000 from, or its proprietor, someone that he did not have even a cursory business or personal relationship with. Of even greater import, Vista Consulting did no real due diligence on Caffe' Diva, a fledgling company it was about to lend a substantial sum to. Davis asked Bolen where he got his funds from, and was told that Vista Consulting had "a network of European and American investors backed by a surety company."

20. Bolen did not have "a network of European and American investors"; what he had was a network of independent insurance agents across the nation (none were located in Oregon) that he pieced together. Typically, these agents, lured by commissions around fifteen percent, would approach clients who had assets in fixed income investments (such as certificates of deposit) and convince them to transfer their funds to the higher yielding and purportedly equally safe "corporate promissory notes." While the insurance agents were usually properly licensed in their respective jurisdictions to sell insurance (but not securities), they were generally not financially sophisticated. Most did no due diligence on the issuer at all, and the few who did only thought to call the persons involved for assurance (such as Steve Bolen and Ron Davis), instead of requesting information that would provide insight on Caffe' Diva's ability to repay principal and interest (such as audited financial statements or a prospectus).

21. Bolen asserted that the notes were backed by a surety company, New England International Surety. (The surety company actually had no connection to New England, being chartered in Panama and headquartered in Brussels. It was not licensed to conduct business as a surety anywhere in the United States.) Davis did no substantive due diligence on New England International Surety. In fact, Davis did not communicate at all with its principal, Hendrik Reinstra, until it became apparent that Caffe' Diva would not be able to repay noteholders.

22. The process by which Caffe' Diva corporate promissory notes were sold to the public was relatively simple, and was usually concluded in a single visit by the insurance agent to a client's home. The agent, who had already sold one or more insurance policies to the client, almost always cited that previous (successful) interaction before inquiring whether the client

Division of Finance and Corporate Securities
Labor and Industries Building
350 Winter Street NE, Suite 410
Salem, OR 97301-3881
Telephone: (503) 378-4387

would like to earn significantly higher interest rates than what a bank was paying while still having a *safe, fully guaranteed* investment. The agent would then describe what a promissory note was (the clients were almost always elderly and financially unsophisticated), and talk about Caffe' Diva and its coffee kiosks. (Since few agents had spoken to Ron Davis, and because Steve Bolen knew little beyond what his sole visit to a Caffe' Diva kiosk had taught him, agents inevitably parroted the slick, professionally printed Caffe' Diva brochure and its accompanying question and answer sheet that was devoted almost exclusively to the false proposition that the notes were safe investments, copies of which they would then leave with the client.) A few days later, the agent would follow up to determine if the client was going to invest funds and make arrangements to receive the funds.

23. The above referenced brochures were provided in bulk to Vista Consulting by Caffe' Diva, and were then passed on to the various sales agents. The brochures – which were investors sole source of written information about Caffe' Diva - are replete with optimistic projections and happy talk but are completely devoid of any financial information or a disclosure of the risks involved, and could not begin to take the place of a formal offering prospectus.

24. Neither Vista Consulting nor Steve Bolen ever wrote a single, substantial check to Caffe' Diva from its own account. Instead, the money came into Caffe' Diva's corporate offices in small increments. Once investors tendered funds to the sales agents, the moneys were forwarded to Vista Consulting's California escrow account. Vista Consulting would prepare a Caffe' Diva promissory note and New England International Surety Certificate of Guarantee and forward the documents to Caffe' Diva for Davis' signature, at which time they were mailed to the investor. (Payment was due in nine months, although some investors renewed the note for another nine month period.) Upon notice of issuance, Vista Consulting would tender principal to Caffe' Diva (due to high points, mandatory consulting fees, and commissions this generally amounted to about fifty percent of a note's face value) and a commission to the sales agent. Caffe' Diva kept a ledger with the name, address, and investment amount of each investor and

Division of Finance and Corporate Securities
Labor and Industries Building
350 Winter Street NE, Suite 410
Salem, OR 97301-3881
Telephone: (503) 378-4387

the name of the investor's sales agent (sometimes referred to in Caffe' Diva's records as "broker.")

25. Shortly after the notes were issued, Tunstall Inc, citing the unexpected crash in the Initial Public Offering (IPO) market (to which institutional investments are tied), informed Caffe' Diva that it would not be able to raise any institutional money after all.

26. Davis was able to "buy some time" by renewing some of the notes for additional nine month periods, but he still had to face the fact that Caffe' Diva would not be able to pay the notes off out of operating cash flow. Investors became increasingly concerned as the notes became due and owing; Davis repeatedly assured the noteholders that payment would be forthcoming shortly.

27. Davis turned to his surety (the relationship between New England International Surety and Caffe' Diva was codified in a "NEIS Guarantee Agreement") with the expectation that his inability to obtain large scale financing would be sufficient grounds to collect on the guarantee. Davis traveled to Los Angeles in November, 1999 to meet Reinstra, and provided him with details of the problem. Davis, who expected Reinstra to be agitated to learn that his firm suddenly found itself on the hook for just under $5,000,000.00, was surprised at Reinstra's calm demeanor. Davis presented the New England International Surety executive with a plan: as a means of expressing gratitude for the immediate payment of all outstanding promissory notes, Davis would tender thirty percent of Caffe' Diva's outstanding shares to New England International Surety, and give Reinstra a seat on the Board of Directors as well. (Reinstra eventually negotiated a slightly higher percentage, and then agreed to the proposal, which was memorialized in a contract.)

Division of Finance and Corporate Securities
Labor and Industries Building
350 Winter Street NE, Suite 410
Salem, OR 97301-3881
Telephone: (503) 378-4387

28. New England International Surety actually paid less than $75,000 to noteholders. Davis repeatedly pestered Reinstra's assistants to no avail. Davis attempted to lull the sales agents and individual note holders with excuses he knew were false throughout 2000 (for example, he told one agent that the Caffe' Diva Board of Directors needed to authorize payment,

and that the agent should call back after a scheduled Board meeting. When the agent called after that date, Davis stated that the minutes had not yet been transcribed and ratified.)

29. When it became clear that New England International Surety would not pay off the notes, Davis "rescinded" the transfer of shares to New England International Surety. Davis then formed a firm called "Arrowhead Capital Management" to "receive" the rescinded shares without diluting current equity holders. His plan – purportedly crafted without assistance – was to register the shares with the Division of Finance and Corporate Securities, sell them to the public, and pay off the notes – and thereby clean up Caffe' Diva's bloodied balance sheet. In the end, no shares were registered with the Oregon Division of Finance or Corporate Securities nor were they offered to the public.

30. Davis' plan was likely not so innocent or so straightforward, as evidenced by a June 7, 2000 letter (roughly concurrent in time with Arrowhead Capital's formation) sent over his signature to an Iowa resident who had invested in another company in the Vista Consulting/New England International Surety portfolio called "Pacific Air."

> *The purpose of this letter is to offer you a way to recover your investment in Pacific Air. As a favor to John Raines for his help to Caffe' Diva, I will issue you 20,000 shares of Caffe' Diva Group, Limited common stock to cover the $50,000.00 you invested with Pacific Air. Today's market is $5.25 per share and of course these shares will have to be registered before they can be sold to cover your money. John has helped us through some difficult times and has expressed real concern as to the status of your investment. By accepting this stock you can recover your investment. When this occurs I would like you to send all Pacific Air documents to me so I can pursue New England Surety to recover my money. I believe, but cannot guarantee, that your stock in our company will be liquid within 90 to 120 days. Sincerely, Ronald A. Davis.*

Davis purportedly never had an equity stake in Pacific Air, was never employed or affiliated with the company, and when asked what John Raines did to help Caffe Diva, Davis testified that he did not recall. It is unclear why Davis, in the midst of severe financial difficulties, would issue shares of his own company to help investors in a totally unrelated entity recoup their assets.

Division of Finance and Corporate Securities
Labor and Industries Building
350 Winter Street NE, Suite 410
Salem, OR 97301-3881
Telephone: (503) 378-4387

31. By mid 2000 the stores were operating at a slight profit, the company was almost $5,000,000 in debt, and potential acquirers were impressed by store operations but frightened away by the scary balance sheet. As Caffe' Diva's problems mounted representatives of KAL Equity, a California venture capital firm that had poured roughly $1,000,000.00 into Caffe' Diva in exchange for Caffe' Diva debt obligations (and thereby became the largest secured creditor) found themselves spending more time managing operations. Kim Lorz, a KAL partner, took over day to day operations. (Davis believed he was fired; Lorz' attorney states that Davis just left and gave up, leaving the company in a vacuum.) Regardless, Davis conveyed, for no consideration, all his interest in both Caffe' Diva and Arrowhead Capital to KAL Equity. The firm shuttered all but six of the stores, and a fully owned subsidiary of KAL Equity (Coffee Five, Inc) now operates the remaining units. While Caffe Diva has never been formally dissolved, it is now just a corporate shell with many civil judgments against it.

32. Of the $4,775,217.40 that was borrowed, $634,714.57 was repaid by Caffe' Diva or New England International Surety. Not counting whatever interest may be accruing, investors are currently owed $4,140,502.83.

33. The corporate promissory notes offered by Respondents were not registered with the Oregon Division of Finance and Corporate Securities.

34. Respondents were not licensed to sell securities in Oregon. Furthermore, Respondents were not licensed to sell securities in any jurisdiction.

35. Respondents, in connection with the offer and/or sale of Caffe' Diva promissory notes and accompanying New England International Surety Guarantee Certificates failed to disclose the following to investors: that Caffe' Diva promissory notes were, given the state of the company, highly speculative investments that were not appropriate for investors who were in or nearing retirement; that Caffe' Diva promissory notes were not registered with the Oregon Division of Finance and Corporate Securities; that New England International Surety Guarantee Certificates were not registered with the Oregon Division of Finance and Corporate Securities;

Division of Finance and Corporate Securities
Labor and Industries Building
350 Winter Street NE, Suite 410
Salem, OR 97301-3881
Telephone: (503) 378-4387

that none of the Respondents was licensed to sell securities in the State of Oregon; that New England International Surety was not licensed as a surety with any state licensing authority and was in fact a foreign corporation despite its name; an accurate description of the backgrounds and management histories of the officers of Caffe' Diva Group, Ltd and New England International Surety; a detailed, specific description of the financial condition of both Caffe Diva Group, Ltd and New England International Surety, such that a prospective investor would be able to determine the ability and/or likelihood of both Caffe Diva Group, Ltd and New England International Surety to pay principal and interest on the promissory notes; and a disclosure of the true and substantial risks of this investment.

CONCLUSIONS OF LAW

The Director **CONCLUDES** that:

1. The Caffe' Diva promissory notes which were offered and sold by Respondents **CAFFE' DIVA , VISTA CONSULTING, RONALD DAVIS, AND STEVE BOLEN** are a "security" as defined in ORS 59.015(19)(a).

2. The Guarantee Certificates which were offered and sold by Respondents **NEW ENGLAND INTERNATIONAL SURETY, CAFFE' DIVA , AND RONALD DAVIS** are a "security" as defined in ORS 59.015(19)(a).

3. Respondents offered and/or sold unregistered securities in the State of Oregon in violation of ORS 59.055.

4. Respondents offered and/or sold a security in the State of Oregon without being licensed as a broker-dealer or salesperson in violation of ORS 59.165(1).

5. Respondents, in connection with the offer and/or sale of Caffe' Diva promissory notes and accompanying New England International Surety Guarantee Certificates failed to disclose the following to investors: that Caffe' Diva promissory notes were, given the state of the

Division of Finance and Corporate Securities
Labor and Industries Building
350 Winter Street NE, Suite 410
Salem, OR 97301-3881
Telephone: (503) 378-4387

company, highly speculative investments that were not appropriate for investors that were in or nearing retirement; that Caffe' Diva promissory notes were not registered with the Oregon Division of Finance and Corporate Securities; that New England International Surety Guarantee Certificates were not registered with the Oregon Division of Finance and Corporate Securities; that none of the Respondents was licensed to sell securities in the State of Oregon; that New England International Surety was not licensed as a surety with any state licensing authority and was in fact a foreign corporation despite its name; an accurate description of the backgrounds and management histories of the officers of Caffe' Diva Group, Ltd and New England International Surety; a detailed, specific description of the financial condition of both Caffe Diva Group, Ltd and New England International Surety, such that a prospective investor would be able to determine the ability of both Caffe Diva Group, Ltd and New England International Surety to pay principal and interest on the promissory notes; a disclosure of the true risks of this investment, all of which are untrue statements of a material fact and/or omissions to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading in violation of ORS 59.135(2).

Division of Finance and Corporate Securities
Labor and Industries Building
350 Winter Street NE, Suite 410
Salem, OR 97301-3881
Telephone: (503) 378-4387

ORDER

Therefore, the Director **ORDERS**

1. That Respondents shall cease and desist from offering and/or selling securities to persons in the State of Oregon in violation of ORS Chapter 59, OAR Chapter 441, or the Oregon securities law.

2. That Respondent **CAFFE' DIVA** is ordered to pay the sum of **SEVENTY FIVE THOUSAND DOLLARS** ($75,000.00) as a civil penalty for violations of ORS 59.055, ORS 59.135, and ORS 59.165 described herein.

3. That Respondent **NEW ENGLAND INTERNATIONAL SURETY** is ordered

to pay the sum of **SEVENTY FIVE THOUSAND DOLLARS** ($75,000.00) as a civil penalty for violations of ORS 59.055, ORS 59.135, and ORS 59.165 described herein.

4. That Respondent **RONALD DAVIS** is ordered to pay the sum of **SEVENTY FIVE THOUSAND DOLLARS** ($75,000.00) as a civil penalty for violations of ORS 59.055, ORS 59.135, and ORS 59.165 described herein. Furthermore, Respondent **DAVIS** is prohibited from applying for an Oregon securities license for a period of ten years.

5. That Respondents are hereby denied use of any exemptions authorized by ORS 59.025 and ORS 59.035, until further order of the Director, pursuant to ORS 59.045.

IT IS SO ORDERED.

Dated this 29th day of July, 2002, NUNC PRO TUNC June 26, 2002 at Salem, Oregon.

[signature] for
MARY C. NEIDIG, DIRECTOR
DEPARTMENT OF CONSUMER & BUSINESS SERVICES
STATE OF OREGON

[signature]
David T. Weiss
Securities Enforcement Officer
Division of Finance and Corporate Securities
Department of Consumer and Business Services
State of Oregon

Dated: 7-29-02

Division of Finance and Corporate Securities
Labor and Industries Building
350 Winter Street NE, Suite 410
Salem, OR 97301-3881
Telephone: (503) 378-4387